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                                                                   EXHIBIT 10.37


      AMENDMENT NO. 1 TO AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT
                                      AND
                       TERMINATION OF SECURITY AGREEMENT

Amendment No. 1, dated March 20, 1998 (the "Amendment"), to the Amended and Restated Revolving Credit Agreement, dated as of December 20, 1996 (the "Credit Agreement"), among CalComp Technology, Inc., a Delaware corporation ("Technology"), CalComp, Inc., a California corporation ("CalComp", and together with Technology, the "Borrowers"), and Lockheed Martin Corporation, a Maryland corporation (the "Lender").

WHEREAS, in order to facilitate anticipated discussions regarding future financing arrangements, Borrowers and Lender have agreed to make certain changes to the Credit Agreement, to extend the Termination Date of the Credit Agreement, and to terminate the December 20, 1998 Security Agreement ("Security
Agreement") made by Borrowers in favor of Lender;

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrowers and the Lender agree as follows:

1.  Termination Date. The definition of "Termination Date" in Section 1.1 of
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    the Credit Agreement is hereby amended by substituting the phrase "January
    31, 1999" for the phrase "July 22, 1998".

2.  Security. Section 1.1 of the Credit Agreement is amended by deleting
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    therefrom the definitions of "Security Agreement" and "Collateral" and
    Section 2.12 of the Credit Agreement is deleted in its entirety. Lender hereby releases all right and interest in the Collateral (as defined in the Security Agreement) and the Security Agreement is hereby terminated.

3.  Financial Covenants. Lender hereby waives compliance by Borrowers with the
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    provisions of Section 6.1 (Maximum Leverage Ratio), Section 6.2 (Minimum
    Fixed Charge Coverage Ratio) and Section 6.3 (Minimum Quick Ratio) of the Credit Agreement for all measurement periods through and including the Termination Date.

4.  No Other Changes. Except as specifically modified by this Amendment, the
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    Credit Agreement shall remain in full force and effect and no additional changes, modifications, or amendments shall be inferred that are not expressly set forth herein.

5.  Counterparts. This document may be signed in any number of counterparts with
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    the same effect as if the signatures thereto and hereto were upon the same instrument.

6.  Governing Law. This document shall be construed in accordance with and
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    governed by the laws of the State of Maryland, without reference to the conflict of laws provisions of such laws.

IN WITNESS WHEREOF, the parties have caused this document to be duly executed and delivered as of the day and year first above written.

LOCKHEED MARTIN CORPORATION                    CALCOMP TECHNOLOGY, INC.


By:  /s/ Walter E. Skowronski                  By: /s/ John J. Millerick
   --------------------------                     ------------------------
   Walter E. Skowronski                           John J. Millerick
   Vice President and Treasurer                   Sr. Vice President and Chief
                                                  Financial Officer


                                               CALCOMP INC.


                                               By:  /s/ John J. Millerick
                                                  ----------------------------
                                                  John J. Millerick
                                                  Sr. Vice President and Chief
                                                  Financial Officer